Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this pre-effective Amendment No. 2 to the registration statement on Form SB-2 of our report dated February 14, 2004 on our audit of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2003 and 2002, and for the years then ended and for the period from August 6, 2001 (date of inception) to December 31, 2003. We also consent to the inclusion in this pre-effective Amendment No. 2 to the registration statement on Form SB-2 of our report, which includes an explanatory paragraph relating to Manhattan Pharmaceuticals, Inc.'s (formerly Atlantic Technology Ventures, Inc.) ability to continue as a going concern, dated February 14, 2003, except for Notes 1 and 14, which are as of February 21, 2003 and Note 13, which is as of March 1, 2003 on our audit of the consolidated financial statements of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) as of and for the year ended December 31, 2002 and for period from July 13, 1993 (date of inception) to December 31, 2002. We also consent to the reference to our firm under the caption "Experts."

/s/  J.H. COHN LLP

Roseland, New Jersey
July 9, 2004